Exhibit 10.69

FORBEARANCE AGREEMENT

This Forbearance Agreement (the "Forbearance Agreement") dated as of September 29, 2017 and is made by and among UniBank for Savings (together with its successors and assigns, the "Bank" or "Lender"), Micron Solutions, Inc. (formerly known as Arrhythmia Research Technology, Inc.), a corporation duly organized and validly existing under the laws of the State of Delaware (sometimes referred to herein as "Solutions") and Micron Products Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts (sometimes referred to herein as "Micron") (each of Solutions and Micron being a "Borrower", and collectively the "Borrowers").

RECITALS

A.     The Bank and the Borrowers entered into and are parties to a Loan and Security Agreement between the Bank and the Borrowers dated as of March 29, 2013, as amended by the First Amendment to Loan and Security Agreement dated October 3, 2013, as further amended by the Second Amendment to Loan and Security Agreement dated April 10, 2014, as further amended by Third Amendment to Loan and Security Agreement dated June 26, 2014, as further amended by Fourth Amendment to Loan and Security Agreement dated June 19, 2015, as further amended by Fifth Amendment to Loan and Security Agreement dated November 15, 2016, as further amended by Sixth Amendment to Loan and Security Agreement dated June 16, 2017 (as amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended to date and as may be amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended from time to time hereafter, the "Loan Agreement").

B.     The Bank extended a line of credit (the "Line of Credit") dated March 29, 2013 to the Borrowers as evidenced by the $4,000,000.00 Commercial Revolving Line of Credit Promissory

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Note made by the Borrowers in favor of the Bank, as amended by First Amendment to Commercial Revolving Line of Credit Promissory Note dated October 3, 2013, as further amended by Second Amendment to Commercial Revolving Line of Credit Promissory Note dated June 19, 2015, as further amended by Third Amendment to Commercial Line of Credit Promissory Note dated June 16, 2017 (as amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended to date and as may be amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended from time to time hereafter, the "Line Note").

C.     The Bank extended a term loan (the "Term Loan") dated March 29, 2013 to the Borrowers as evidenced by the $1,500,000.00 Commercial Term Promissory Note made by the Borrowers in favor of the Bank (as amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended to date and as may be amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended from time to time hereafter, the "Term Note").  The Term Loan was paid in full as a result of the debt consolidation with the Bank under and pursuant to the 2016 Term Loan evidenced by the 2016 Term Note.

D.     The Bank extended an equipment line of credit (the "Equipment Line of Credit") dated March 29, 2013 to the Borrowers as evidenced by the $1,000,000.00 Commercial Equipment Line of Credit Promissory Note made by the Borrowers in favor of the Bank, as amended by First Amendment to Commercial Equipment Line of Credit Promissory Note dated April 10, 2014 (as amended to date and as may be further amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended to date and as may be amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended from

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time to time hereafter, the "Equipment Note").  The Equipment Une of Credit was paid in full as a result of the debt consolidation with the Bank under and pursuant to the 2016 Term Loan evidenced by the 2016 Term Note.

E.     The Bank extended an equipment line of credit (the "2014 Equipment Line of Credit") dated June 26, 2014 to the Borrowers as evidenced by the $1,000,000.00 Commercial Equipment Line of Credit Promissory Note made by the Borrowers in favor of the Bank (as amended to date and as may be further amended from time to time, the "2014 Equipment Note"). The 2014 Equipment Line of Credit was paid in full as a result of the debt consolidation with the Bank under and pursuant to the 2016 Term Loan evidenced by the 2016 Term Note.

F.     The Bank extended an equipment line of credit (the "2015 Equipment Line of Credit") dated June 19, 2015 to the Borrowers as evidenced by the $1,000,000.00 Commercial Equipment Line of Credit Promissory Note made by the Borrowers in favor of the Bank (as amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended to date and as may be amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended from time to time hereafter, the "2015 Equipment Note"). The 2015 Equipment Line of Credit was paid in full as a result of the debt consolidation with the Bank under and pursuant to the 2016 Term Loan evidenced by the 2016 Term Note.

G.     The Bank extended an equipment line of credit (the "2016 Equipment Line of Credit') dated November 15, 2016 to the Borrowers as evidenced by the $1,000,000.00 Commercial Equipment Line of Credit Promissory Note made by the Borrowers in favor of the Bank (as amended to date and as may be further amended from time to time, the "2016 Equipment Note").

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H.     The Bank extended a term loan (the "2016 Term Loan") dated November 15, 2016 to the Borrowers as evidenced by the $2,481,943.19 Commercial Term Promissory Note made by the Borrowers in favor of the Bank (as amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended to date and as may be amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended from time to time hereafter, the "2016 Term Note").

I     The proceeds of the 2016 Term Loan were used, in part, to pay off the Term Loan, the Equipment Line of Credit, the 2014 Equipment Line of Credit and the 2015 Equipment Line of Credit.

J.     Effective March 24, 2017, Arrhythmia Research Technology, Inc. changed its name to Micron Solutions, Inc. as evidenced by a Certificate of Amendment of Certificate of Incorporation filed with the Secretary of the State of Delaware on March 10, 2017.

K.     As used herein, the term "Loan Documents" shall have the meaning ascribed to it in the Loan Agreement.

L.     As used herein, the term "Notes" shall mean, collectively, the Line Note, the 2016 Term Note and the 2016 Equipment Note and any other outstanding promissory note or instrument made by the Borrowers or any one or more of the Borrower to the Bank.

M.     Except where the context requires otherwise or as otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Loan Agreement, and if not defined in the Loan Agreement, the meanings set forth in the Loan Documents.

N.     The Borrowers acknowledge and agree that Events of Default under the Loan Agreement and the Loan Documents have occurred and have not been cured, including, but not

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limited to, the failure of the Borrowers to maintain the Debt Service Coverage Ratio for the fiscal period ending June 30, 2017.

O.     The Borrowers acknowledge and agree that the Borrowers anticipate an additional Event of Default under the Loan Agreement and the Loan Documents will occur as of September, 30, 2017 for failure of the Borrowers to maintain the Debt Service Coverage Ratio for the fiscal period ending September 30, 2017 (the "Anticipated Default").

P.     The Borrowers further acknowledge and agree that nothing contained herein shall be deemed a waiver of such Events of Default or Anticipated Default, all rights in favor of the Bank upon occurrence of an Event of Default having been specifically reserved.

Q.     The Borrowers have requested that the Bank provide a temporary extension to the Termination Date of the Line of Credit and the Line Note from September 30, 2017 to March 31, 2018.

R.     In consideration of the Borrower's request for a temporary extension to the Termination Date of the Line of Credit and the Line Note, the Bank has indicated a willingness to temporarily extend said Termination Date, subject to the terms and conditions herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between the Bank and the Borrowers, as follows:

1.     Ratification of Existing Agreements.  All of the Borrowers Obligations to the Bank, including but not limited to the indebtedness and liabilities pursuant to the Notes, the Loan Agreement and other documents executed in connection therewith (collectively, the "Loan Documents") referred to in the Recitals section above, except as otherwise expressly modified herein, are hereby ratified and confirmed in all respects.  The Borrower acknowledges that as of

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the date hereof, the Line of Credit has an outstanding principal balance of $3,070,000.00, the 2016 Term Loan has an outstanding principal balance of $2,107,379.52 and the 2016 Equipment Line of Credit has an outstanding principal balance of $504,780.80. In addition, by the execution of this Forbearance Agreement, the Borrowers represent and warrant that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to any Obligations, indebtedness and liabilities of the Borrowers, or any one or more of the Borrowers and to the extent that any such counterclaim, right of set-off or defense does exist, they are hereby waived and released.

2.     Acknowledgement of Events of Defaults.    The Borrowers acknowledge that one or more Events of Default have occurred with respect to the Loan Documents and that the Bank has the right to demand payments of all Notes and to initiate foreclosure proceedings with respect to the Collateral (as defined in the Loan Agreement).

3.     Modification of Line Note.    Subject to the strict compliance with all terms hereunder by the Borrowers, the Bank agrees that the Termination Date of the Line Note shall be extended to March 31, 2018, at which time, said Line Note shall be due and payable in full. Additionally, and regardless of the compliance by the Borrowers with any of the provisions hereunder, the per annum rate of interest of the Line Note is hereby increased, effective as of the date hereof, to Prime Rate (as defined in the Line Note) plus one percentage point (1.00).

4.     Modification of the Financial Reporting Requirements in the Loan Agreement. Regardless of the compliance by the Borrowers with any provisions hereunder, in addition to the financial reporting requirements contained in Section 6.2 of the Loan Agreement or elsewhere in the Loan Documents, the Borrowers shall provide the Bank, (i) monthly, within fifteen (15) days after the close of each calendar month, a balance sheet and an income statement of the Borrowers

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as of the close of said month and for that portion of the fiscal year-to-date then ended and with a comparative to the same period for the prior fiscal year, and (ii) monthly, within (15) days after the close of each calendar month, a statement of cash flows (or such other report acceptable to the Bank) for each of the Borrowers, all such financial statements to be prepared by management in conformity with GAAP and applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year.

5.     Modification to the 2016 Equipment Line of Credit and 2016 Equipment Note; Suspension of Availability of Advances.  Pursuant to the terms and conditions of the 2016 Equipment Note, draws by the Borrowers thereunder are to terminate not later than November 15, 2017. The 2016 Equipment Note further provides that upon and after the occurrence of a Default, the availability of advances thereunder shall, at the option of the Bank, be deemed to be automatically terminated.  Regardless of the compliance of the Borrowers with any provisions hereof, the Bank is hereby providing notice to the Borrowers that the Bank is hereby ceasing to further extend the Borrowers' rights under the 2016 Equipment Line of Credit or the 2016 Equipment Note and the Bank hereby terminates the availability of advances under the 2016 Equipment Line of Credit.  The Borrowers acknowledge and accept (i) the Bank's cessation of further extension of the Borrowers' rights under the 2016 Equipment Note and (ii) the termination of the availability of advances under the 2016 Equipment Line of Credit.

6.     Line of Credit Sweep.  Regardless of the compliance by the Borrowers with any of provisions hereunder, the Borrowers shall enter into a Line of Credit Sweep Services Agreement (the "Sweep Agreement") with the Bank upon terms and provisions satisfactory to the Bank and in substantially the form of Exhibit A attached hereto.  The Sweep Agreement shall

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provide for a daily cash transfer in connection with the Line of Credit Loan and shall be executed simultaneously with the execution of this Forbearance Agreement.  Failure to so execute the Sweep Agreement will be an additional Event of Default under the Loan Agreement and the Loan Documents.

7.     Field Examination.  Regardless of the compliance by the Borrowers with any of the provisions hereunder, the Bank shall have right and the Borrowers shall allow the Bank to perform, at the Borrowers' sole cost and expense, a general field examination which shall consist of a full review of the Borrowers' books and records relating to accounts receivable, inventory and payables, such field examination to be conducted and prepared by an outside examiner selected by the Bank in its sole and absolute discretion.

8.     Prerequisites to Extension of Termination Date of the Line Note. The Bank's agreement to extend the Termination Date of the Line of Credit and the Line Note described above is specifically conditioned upon compliance by the Borrowers with all terms and conditions of this Forbearance Agreement and of the Loan Documents from the date hereof, including but not limited to obligations to make periodic payments as more particularly described in said Loan Documents.

9.     Forbearance.  Subject to strict compliance by the Borrowers with all terms and conditions of this Forbearance Agreement and with the Loan Documents, and provided (i) no further Event of Default occurs, and (ii) the Borrower's Anticipated Default in connection with the Debt Service Coverage Ratio on a trailing twelve month basis for the fiscal period ending September 30, 2017 is not less than 0.70 to 1.00, the Bank agrees to forbear from initiating collection actions with respect to the Loan Documents prior to March 31, 2018.

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10.    Voluntary Agreement.  All parties represent and warrant that they have had the opportunity to be represented by legal counsel of their choice, are fully aware of the terms contained in this Forbearance Agreement and have voluntarily and without coercion or duress of any kind, entered into this Forbearance Agreement and the documents entered in connection with this Forbearance Agreement.

11.    Entire Agreement; Binding Affect.  This Forbearance Agreement constitutes the entire and final agreement among the parties, superseding all prior negotiations, promises, and agreements. There are no agreements, understandings, warranties or representations among the parties except as set forth herein. This Forbearance Agreement will inure to the benefit and bind the respective heirs, administrators, executors, representatives, successors and permitted assigns of the parties hereto.

12.    Negation of Partnership. The relationship between the Bank and all other parties is that of debtor and creditor. Nothing contained in this Forbearance Agreement will be deemed to create a partnership or joint venture between the Bank, and any other party, or to cause Bank to be liable or responsible in any way for the actions, liabilities, debts, or obligations of any other party.

13.    Headings.  All headings contained in this Forbearance Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Forbearance Agreement.

14.    Governing Law. This Forbearance Agreement is executed and delivered in the Commonwealth of Massachusetts and it is the desire and intention of the parties that it be in all respects interpreted according to the laws of the Commonwealth of Massachusetts.  The Borrowers specifically and irrevocably consent to the jurisdiction and venue of the federal and

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state courts of the Commonwealth of Massachusetts with respect to all matters concerning this Forbearance Agreement or the Loan Documents or the enforcement of any of the foregoing.  The Borrowers agree that the execution and performance of this Forbearance Agreement shall have a Commonwealth of Massachusetts' situs and accordingly, the Borrowers consent to personal jurisdiction in the Commonwealth of Massachusetts.

15.    Amendment.  Neither this Forbearance Agreement nor any of the provision hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties against whom enforcement of the change, waiver, discharge or termination is sought

16.    Satisfaction of Conditions.  The Borrowers jointly and severally acknowledge and agree that all obligations imposed on the Bank hereunder are expressly conditioned upon the due execution and delivery of this Forbearance Agreement, execution and delivery of all documents and agreements required hereunder and receipt by the Bank of all payments required hereunder, as well as the satisfaction of all terms, conditions, covenants and requirements set forth in this Forbearance Agreement.

17.    Representations and Warranties.  The Borrowers hereby jointly and severally represent and warrant to Bank as follows:

(a)     All necessary actions on the part of all Borrowers to be taken in connection with the execution, delivery, and performance of this Forbearance Agreement have been duly and effectively taken; and

(b)     The execution, delivery, and performance of this Forbearance Agreement by the Borrowers does not constitute a violation or breach of any Articles of Organization, By Laws or any other agreement or law by which said parties are bound, and this Forbearance Agreement is valid, biding, and enforceable against the Borrower in accordance with its terms.

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17.    Certain Waivers.   ALL PARTIES HEREBY WAIVE AND RELEASE IRREVOCABLY THEIR RIGHTS (1) TO HAVE A TRIAL BY JURY IN ANY ACTION ARISING FROM OR RELATING TO THIS FORBEARANCE AGREEMENT AND (2) TO ASSERT IN ANY SUCH ACTION ANY CLAIM FOR PUNITIVE DAMAGES, EXEMPLARY DAMAGES, CONSEQUENTIAL DAMAGES, AND ANY OTHER DAMAGES WHATSOEVER OTHER THAN ACTUAL DAMAGES.

18.    Release of Bank.  Effective upon the execution of this Forbearance Agreement by the Borrowers, and in consideration of the Bank's agreement to enter into this Forbearance Agreement, to the extent that the Borrowers or either of them may have any off-sets, defenses or claims against the Bank, its subsidiaries, affiliates, parents, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively, the "Lender Affiliates"), the Borrowers and their partners, subsidiaries, affiliates, parents, officers, directors, employees, agents, attorneys, heirs, successors, assigns, and executors; (collectively,  the "Obligor Parties"), jointly and severally, release, waive, acquit and forever discharge the Lender Affiliates of and from any and all manners of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever asserted or unasserted, in contract, tort, law or in equity which the Obligor Parties ever had or now have upon or against the Bank or the Lender Affiliates by reason of any matter, cause, causes or thing whatsoever existing on the Effective Date including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated and including but not limited to any claim that relates to, in whole or in part, directly or indirectly (i) the making or administration of the loans evidenced by the Loan Documents, including, without limitation, such claims and defenses based on fraud, mistake, duress, usury,

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misrepresentation, or any other claim based on so-called "lender liability theories"; (ii) any covenants, agreements, duties, or obligations set forth in the Loan Documents; (iii) the actions or omissions of any of the Bank and/or the Lender Affiliates in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity; (iv) lost profits; (v) loss of business opportunity; (vi) increased financing costs; (vii) increased legal or administrative files; or (viii) damages to business reputation.

19.    Miscellaneous.

A.     Severability.  Even if one or more provisions of this Forbearance Agreement are determined by a court to be invalid or unenforceable, the remaining provisions of this Forbearance Agreement nevertheless shall continue in effect.

B.     Remedies Cumulative.  All rights and remedies afforded Bank by this Forbearance Agreement are cumulative; none shall be construed to limit or impair any rights or remedies afforded Bank by the other Loan Documents or by law.

C.     No Waiver.  No failure to act, omission, or forbearance by Bank to exercise its rights or remedies under this Forbearance Agreement shall constitute a waiver by Bank of such rights or remedies, regardless of how long such failure to act, omission,  or forbearance continues, unless Bank expressly waives such right in writing. No waiver by Bank of any in one instance shall constitute a waiver in any other instance unless Bank expressly so states in writing.

D.     No Assignment.  None of the Borrowers rights under this Forbearance Agreement may be assigned, pledged, or otherwise transferred, nor may any of Borrowers' duties be delegated. The Borrowers acknowledge the Bank's unrestricted right to assign, pledge or otherwise transfer any and all of its rights under this Agreement and the Loan Documents.

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E.     Costs and Expenses.  The Borrowers will pay to the Bank upon demand all costs and expenses (including attorney's fees) reasonably incurred by the Bank in connection with the documentation and closing of this Forbearance Agreement, together with any and all other outstanding costs and expenses of the Bank and Bank's counsel.

F.     Reaffirmation of Loan Documents.  Except as expressly modified herein all other terms and conditions of the Loan Documents are hereby ratified and confirmed and the Loan Documents, as modified hereby, are and continue to be in full force and effect. All references in the Loan Documents to any Loan Document shall mean that Loan Document, as amended to date and as further amended from time to time.

G.     Reaffirmation of Cross-Collateralization and Cross-Default by Borrowers.  The Borrowers hereby acknowledge that the Obligations of the Borrowers set forth in the Loan Agreement and the other Loan Documents are intended to capture all obligations and debts of the Borrowers, or any one or more of the Borrowers, owing to the Bank. This includes any agreements, loan agreements, security agreements, mortgages,  letters or credit, and any other existing or future loans. The Borrowers further acknowledge that all Obligations of the Borrowers owing to the Bank are cross-collateralized and cross-defaulted with all obligations outstanding.

H.     Notices.  All notices, requests or demands to or upon a party under this Forbearance Agreement shall be deemed satisfactorily given or made upon delivery in hand, or delivery by Federal Express or other reputable overnight courier service, or by depositing in the mails postage prepaid, return receipt requested, addressed to the addressee at the applicable address as follows: to the Bank at 49 Church Street, Whitinsville, Massachusetts, Attn: Commercial Loan Dept.; to Solutions at 25 Sawyer Passway, Fitchburg, Massachusetts  01420;

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and to Micron at 25 Sawyer Passway, Fitchburg, Massachusetts 01420, or to such other addresses as such addressee may have designated in writing to the other party hereto by notice as prescribed herein.

[This space intentionally left blank; signature page to follow.]

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Executed as a sealed instrument this 29th day of September, 2017

Borrowers:  Micron Solutions, Inc.  By:/s/ Salvatore Emma, Jr.  Salvatore Emma, Jr., President and  Chief Executive Officer  Duly Authorized  Micron Products Inc.  By:/s/ Salvatore Emma, Jr.  Salvatore Emma, Jr., President and  Chief Executive Officer  Duly Authorized  Bank: UniBank for Savings  /s/Bernard P. Gagnon Bernard P. Gagnon, Vice President

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